Exhibit 99.1

SiriusXM Reports 2012 Results

•	Subscribers Grow to a Record 23.9 Million
•	Record Revenue of $3.4 Billion, Up 13%
•	Net Income of $3.5 Billion Includes an Income Tax Benefit of $3.0 Billion
•	Adjusted EBITDA Reaches a Record $920 Million, Up 26%
•	Free Cash Flow Grows 71% to a Record $709 Million

NEW YORK – February 5, 2013 – Sirius XM Radio (NASDAQ: SIRI)today announced fourth quarter and full year 2012 financial and operating results, including 2012 revenue of $3.4 billion, up 13% from 2011 revenue of $3.0 billion. Net income for 2012 and 2011 was $3.5 billion and $427 million, respectively, or $0.51 and $0.07 per diluted share, respectively. Net income for 2012 included a $3.0 billion income tax benefit and $133 million loss on extinguishment of debt. Adjusted EBITDA in 2012 was $920 million, up 26% from $731 million in 2011.

“Thanks to the outstanding team at SiriusXM, we capped a great 2012 with a strong fourth quarter, adding more than 500,000 net new subscribers and attaining outstanding revenue, adjusted EBITDA, and free cash flow. SiriusXM also returned capital to shareholders for the first time in the history of satellite radio through a $327 million special cash dividend in December. We are confident in our guidance for growth in 2013 and continue to be sharply focused on enhancing shareholder value, including through our recently announced common stock repurchase program that we are initiating this year,” said Jim Meyer, Chief Executive Officer, SiriusXM.

“We continue to broaden our Internet capabilities to expand the user experience and strengthen our in-vehicle technologies. We are thrilled to announce that our personalized radio feature, MySXM, is now in public beta testing and will be available to our Internet subscribers in the near future. We are committed to ensuring SiriusXM’s long-term leadership in audio and data services, particularly in vehicles, and we will do that by continuing to innovate and improve our technology, programming, and customer care,” noted Meyer.

Additional 2012 highlights include:

•

Record post-merger subscriber growth. Net subscriber additions of 2.0 million in 2012 were higher than in any year since 2007, before the 2008 merger of Sirius and XM. Self-pay net subscriber additions improved by 36% year-over-year to nearly 1.7 million, resulting in an all-time high self-pay subscriber base of nearly 19.6 million. The total paid subscriber base rose to a record high 23.9 million. Total paid and unpaid trials were 6.1 million at year-end 2012.

•	Churn and conversion remains stable. Self-pay monthly churn was 1.9% in 2012, unchanged from 2011. New vehicle consumer conversion rate was 45% in 2012, also unchanged from 2011.

•

Free cash flow grows to record level. Free cash flow was $709 million in 2012, an increase of 71% from $416 million in 2011. This figure represents the highest annual free cash flow attained in the history of the Company.

FOURTH QUARTER 2012 HIGHLIGHTS

Revenue in the fourth quarter of 2012 was up 14% to $892 million from $784 million in the fourth quarter of 2011. Net income for the fourth quarters of 2012 and 2011 was $156 million and $71 million, respectively, or $0.02 and $0.01 per diluted share, respectively. Adjusted EBITDA was $230 million for the fourth quarter of 2012, up 38%.

Additional fourth quarter 2012 highlights include:

•	Ramping self-pay subscriber growth. Self-pay net subscriber additions improved by 41% to approximately 529,000 in the fourth quarter of 2012 from approximately 374,000 in the fourth quarter of 2011.
•

Self-pay churn improves. Self-pay monthly churn was 1.8% in the fourth quarter of 2012, an improvement from 1.9% in the fourth quarter of 2011 and 2.0% in the third quarter of 2012. New vehicle consumer conversion rate was 44% in the fourth quarter of 2012, unchanged from the fourth quarter of 2011.

•	Substantial free cash flow improvement. Free cash flow grew by 40% to $269 million in the fourth quarter of 2012, a record amount for a single quarter, from $192 million in the fourth quarter of 2011.

“In 2012, we took significant steps to strengthen SiriusXM’s balance sheet. We paid down more than $1 billion of short maturity, high-coupon debt and replaced it with $400 million of 10 year, 5.25% debt and a $1.25 billion undrawn revolving credit facility. We ended the year with more than $520 million of cash after paying a special cash dividend in December that totaled $327 million. With debt to adjusted EBITDA falling from 4.1x at December 2011 to under 2.7x at December 2012, we are below our leverage target and have ample liquidity to pursue strategic opportunities and return capital to stockholders through our $2 billion stock buyback program,” remarked David Frear, SiriusXM’s Executive Vice President and Chief Financial Officer.

2013 GUIDANCE

The Company affirmed its 2013 subscriber, revenue, adjusted EBITDA and free cash flow guidance:

•	Self-pay net subscriber additions of approximately 1.6 million,
•	Total net subscriber additions of approximately 1.4 million,
•	Revenue of over $3.7 billion,
•	Adjusted EBITDA of over $1.1 billion, and
•	Free cash flow approaching $900 million.

STOCK REPURCHASE PROGRAM

As SiriusXM commences its previously announced $2 billion share repurchase program, the Company expects to repurchase shares of common stock from time to time on the open market and in privately negotiated transactions. Liberty Media Corporation, the beneficial owner of approximately 50.2% of the Company’s stock, is no longer required to participate in the share repurchase program on a pro rata basis and has indicated it may or may not do so in the future.

2012 RESULTS

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

(in thousands, except per share data)	2012	2011	2012	2011

	(Unaudited)	(Unaudited)
Revenue:
Subscriber revenue	$774,466	$672,498	$2,962,665	$2,595,414
Advertising revenue, net of agency fees	22,438	20,077	82,320	73,672
Equipment revenue	22,273	22,658	73,456	71,051
Other revenue	73,238	68,505	283,599	274,387

Total revenue	892,415	783,738	3,402,040	3,014,524
Operating expenses:
Cost of services:
Revenue share and royalties	141,641	130,436	551,012	471,149
Programming and content	73,795	70,367	278,997	281,234
Customer service and billing	82,346	67,052	294,980	259,719
Satellite and transmission	18,635	18,663	72,615	75,902
Cost of equipment	12,465	13,201	31,766	33,095
Subscriber acquisition costs	126,683	116,771	474,697	434,482
Sales and marketing	72,446	68,302	248,905	222,773
Engineering, design and development	16,374	14,186	48,843	53,435
General and administrative	68,120	63,270	261,905	238,738
Depreciation and amortization	66,814	67,015	266,295	267,880

Total operating expenses	679,319	629,263	2,530,015	2,338,407

Income from operations	213,096	154,475	872,025	676,117
Other income (expense):
Interest expense, net of amounts capitalized	(45,545)	(75,208)	(265,321)	(304,938)
Loss on extinguishment of debt and credit facilities, net	—	—	(132,726)	(7,206)
Interest and investment income (loss)	3,907	(4,620)	716	73,970
Other income (loss)	412	1,017	(226)	3,252

Total other expense	(41,226)	(78,811)	(397,557)	(234,922)

Income before income taxes	171,870	75,664	474,468	441,195
Income tax (expense) benefit	(15,626)	(4,328)	2,998,234	(14,234)

Net income	$156,244	$71,336	$3,472,702	$426,961

Realized loss on XM Canada investment foreign currency adjustment	—	—	—	6,072
Foreign currency translation adjustment, net of tax	87	(327)	49	(140)

Comprehensive income	$156,331	$71,009	$3,472,751	$432,893

Net income per common share:
Basic	$0.02	$0.01	$0.55	$0.07

Diluted	$0.02	$0.01	$0.51	$0.07

Weighted average common shares outstanding:
Basic	5,218,827	3,751,423	4,209,073	3,744,606

Diluted	6,634,911	6,501,014	6,873,786	6,500,822

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,

	2012	2011

(in thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$520,945	$773,990
Accounts receivable, net	106,142	101,705
Receivables from distributors	104,425	84,817
Inventory, net	25,337	36,711
Prepaid expenses	122,157	125,967
Related party current assets	13,167	14,702
Deferred tax asset	923,972	132,727
Other current assets	12,037	6,335

Total current assets	1,828,182	1,276,954
Property and equipment, net	1,571,922	1,673,919
Long-term restricted investments	3,999	3,973
Deferred financing fees, net	38,677	42,046
Intangible assets, net	2,519,610	2,573,638
Goodwill	1,815,365	1,834,856
Related party long-term assets	44,954	54,953
Long-term deferred tax asset	1,219,256	—
Other long-term assets	12,878	35,657

Total assets	$9,054,843	$7,495,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$587,652	$543,193
Accrued interest	33,954	70,405
Current portion of deferred revenue	1,474,138	1,333,965
Current portion of deferred credit on executory contracts	207,854	284,108
Current maturities of long-term debt	4,234	1,623
Related party current liabilities	6,756	14,302

Total current liabilities	2,314,588	2,247,596
Deferred revenue	159,501	198,135
Deferred credit on executory contracts	5,175	218,199
Long-term debt	2,222,080	2,683,563
Long-term related party debt	208,906	328,788
Deferred tax liability	69	1,011,084
Related party long-term liabilities	18,966	21,741
Other long-term liabilities	85,993	82,745

Total liabilities	5,015,278	6,791,851

Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at December 31, 2012 and 2011:
Series A convertible preferred stock; no shares issued and outstanding at December 31, 2012 and 2011	—	—
Convertible perpetual preferred stock, series B-1 (liquidation preference of $0.001 per share at December 31, 2012 and 2011); 6,250,100 and 12,500,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	6	13
Common stock, par value $0.001; 9,000,000,000 shares authorized at December 31, 2012 and 2011; 5,262,440,085 and 3,753,201,929 shares issued and outstanding at December 31, 2012 and 2011, respectively	5,263	3,753
Accumulated other comprehensive income, net of tax	120	71
Additional paid-in capital	10,345,566	10,484,400
Accumulated deficit	(6,311,390)	(9,784,092)

Total stockholders’ equity	4,039,565	704,145

Total liabilities and stockholders’ equity	$9,054,843	$7,495,996

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

(in thousands)	2012	2011

Cash flows from operating activities:
Net income	$3,472,702	$426,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	266,295	267,880
Non-cash interest expense, net of amortization of premium	35,924	39,515
Provision for doubtful accounts	34,548	33,164
Amortization of deferred income related to equity method investment	(2,776)	(2,776)
Loss on extinguishment of debt and credit facilities, net	132,726	7,206
Gain on merger of unconsolidated entities	—	(75,768)
Loss on unconsolidated entity investments, net	420	6,520
Dividend received from unconsolidated entity investment	1,185	—
Loss on disposal of assets	657	269
Share-based payment expense	63,822	53,190
Deferred income taxes	(3,001,818)	8,264
Other non-cash purchase price adjustments	(289,050)	(275,338)
Distribution from investment in unconsolidated entity	—	4,849
Changes in operating assets and liabilities:
Accounts receivable	(38,985)	(13,211)
Receivables from distributors	(19,608)	(17,241)
Inventory	11,374	(14,793)
Related party assets	9,523	30,036
Prepaid expenses and other current assets	647	8,525
Other long-term assets	22,779	36,490
Accounts payable and accrued expenses	46,043	(32,010)
Accrued interest	(36,451)	(2,048)
Deferred revenue	101,311	55,336
Related party liabilities	(7,545)	(1,542)
Other long-term liabilities	3,042	152

Net cash provided by operating activities	806,765	543,630

Cash flows from investing activities:
Additions to property and equipment	(97,293)	(137,429)
Purchase of restricted and other investments	(26)	(826)
Release of restricted investments	—	250
Return of capital from investment in unconsolidated entity	—	10,117

Net cash used in investing activities	(97,319)	(127,888)

Cash flows from financing activities:
Proceeds from exercise of stock options	123,369	11,553
Payment of premiums on redemption of debt	(100,615)	(5,020)
Repayment of long-term borrowings	(915,824)	(234,976)
Repayment of related party long-term borrowings	(126,000)	—
Long-term borrowings, net of costs	383,641	—
Dividends paid	(327,062)	—

Net cash used in financing activities	(962,491)	(228,443)

Net (decrease) increase in cash and cash equivalents	(253,045)	187,299
Cash and cash equivalents at beginning of period	773,990	586,691

Cash and cash equivalents at end of period	$520,945	$773,990

Subscriber Data and Operating Metrics

The following table contains subscriber data and key operating metrics for the three and twelve months ended December 31, 2012 and 2011, respectively:

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2012	2011	2012	2011

Beginning subscribers	23,365,383	21,349,858	21,892,824	20,190,964
Gross subscriber additions	2,553,489	2,326,174	9,617,771	8,696,020
Deactivated subscribers	(2,018,536)	(1,783,208)	(7,610,259)	(6,994,160)

Net additions	534,953	542,966	2,007,512	1,701,860

Ending subscribers	23,900,336	21,892,824	23,900,336	21,892,824

Self-pay	19,570,274	17,908,742	19,570,274	17,908,742
Paid promotional	4,330,062	3,984,082	4,330,062	3,984,082

Ending subscribers	23,900,336	21,892,824	23,900,336	21,892,824

Self-pay	528,755	374,432	1,661,532	1,221,943
Paid promotional	6,198	168,534	345,980	479,917

Net additions	534,953	542,966	2,007,512	1,701,860

Daily weighted average number of subscribers	23,612,076	21,542,690	22,794,170	20,903,908

Average self-pay monthly churn	1.8%	1.9%	1.9%	1.9%

New vehicle consumer conversion rate	44%	44%	45%	45%

ARPU	$12.12	$11.61	$12.00	$11.58
SAC, per gross subscriber addition	$54	$55	$54	$55

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment loss; interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt as well as certain other charges discussed below. This measure is one of the primary non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) goodwill impairment, (iii) restructuring, impairments, and related costs, (iv) depreciation and amortization and (v) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of restructuring, impairments and related costs is useful given the nature of these expenses. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2012	2011	2012	2011

Net income (GAAP):	$156,244	$71,336	$3,472,702	$426,961
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,880	1,958	7,479	10,910
Operating expenses	(68,781)	(71,785)	(289,278)	(277,258)
Share-based payment expense, net of purchase price accounting adjustments	17,462	15,614	63,822	53,369
Depreciation and amortization (GAAP)	66,814	67,015	266,295	267,880
Interest expense, net of amounts capitalized (GAAP)	45,545	75,208	265,321	304,938
Loss on extinguishment of debt and credit facilities, net (GAAP)	—	—	132,726	7,206
Interest and investment (income) loss (GAAP)	(3,907)	4,620	(716)	(73,970)
Other (income) loss (GAAP)	(412)	(1,017)	226	(3,252)
Income tax expense (benefit) (GAAP)	15,626	4,328	(2,998,234)	14,234

Adjusted EBITDA	$230,471	$167,277	$920,343	$731,018

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and twelve months ended December 31, 2012 and 2011:

	Unaudited For the Three Months Ended December 31, 2012

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$774,466	$67	$—	$774,533
Advertising revenue, net of agency fees	22,438	—	—	22,438
Equipment revenue	22,273	—	—	22,273
Other revenue	73,238	1,813	—	75,051

Total revenue	$892,415	$1,880	$—	$894,295

Operating expenses
Cost of services:
Revenue share and royalties	141,641	38,532	—	180,173
Programming and content	73,795	4,781	(1,778)	76,798
Customer service and billing	82,346	—	(521)	81,825
Satellite and transmission	18,635	—	(918)	17,717
Cost of equipment	12,465	—	—	12,465
Subscriber acquisition costs	126,683	21,176	—	147,859
Sales and marketing	72,446	4,292	(2,966)	73,772
Engineering, design and development	16,374	—	(1,771)	14,603
General and administrative	68,120	—	(9,508)	58,612
Depreciation and amortization (a)	66,814	—	—	66,814
Share-based payment expense	—	—	17,462	17,462

Total operating expenses	$679,319	$68,781	$—	$748,100

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2012 was $13,000.

	Unaudited For the Three Months Ended December 31, 2011

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$672,498	$145	$—	$672,643
Advertising revenue, net of agency fees	20,077	—	—	20,077
Equipment revenue	22,658	—	—	22,658
Other revenue	68,505	1,813	—	70,318

Total revenue	$783,738	$1,958	$—	$785,696

Operating expenses
Cost of services:
Revenue share and royalties	130,436	33,581	—	164,017
Programming and content	70,367	12,527	(1,467)	81,427
Customer service and billing	67,052	—	(425)	66,627
Satellite and transmission	18,663	—	(811)	17,852
Cost of equipment	13,201	—	—	13,201
Subscriber acquisition costs	116,771	21,404	—	138,175
Sales and marketing	68,302	4,273	(2,539)	70,036
Engineering, design and development	14,186	—	(1,443)	12,743
General and administrative	63,270	—	(8,929)	54,341
Depreciation and amortization (a)	67,015	—	—	67,015
Share-based payment expense	—	—	15,614	15,614

Total operating expenses	$629,263	$71,785	$—	$701,048

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2011 was $14,000.

	Unaudited For the Year Ended December 31, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,962,665	$228	$—	$2,962,893
Advertising revenue, net of agency fees	82,320	—	—	82,320
Equipment revenue	73,456	—	—	73,456
Other revenue	283,599	7,251	—	290,850

Total revenue	$3,402,040	$7,479	$—	$3,409,519

Operating expenses
Cost of services:
Revenue share and royalties	551,012	146,601	—	697,613
Programming and content	278,997	37,346	(6,120)	310,223
Customer service and billing	294,980	—	(1,847)	293,133
Satellite and transmission	72,615	—	(3,329)	69,286
Cost of equipment	31,766	—	—	31,766
Subscriber acquisition costs	474,697	90,503	—	565,200
Sales and marketing	248,905	14,828	(10,310)	253,423
Engineering, design and development	48,843	—	(6,238)	42,605
General and administrative	261,905	—	(35,978)	225,927
Depreciation and amortization (a)	266,295	—	—	266,295
Share-based payment expense	—	—	63,822	63,822

Total operating expenses	$2,530,015	$289,278	$—	$2,819,293

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the year ended December 31, 2012 was $53,000.

	Unaudited For the Year Ended December 31, 2011

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,595,414	$3,659	$—	$2,599,073
Advertising revenue, net of agency fees	73,672	—	—	73,672
Equipment revenue	71,051	—	—	71,051
Other revenue	274,387	7,251	—	281,638

Total revenue	$3,014,524	$10,910	$—	$3,025,434

Operating expenses
Cost of services:
Revenue share and royalties	471,149	126,941	—	598,090
Programming and content	281,234	49,172	(6,212)	324,194
Customer service and billing	259,719	18	(1,502)	258,235
Satellite and transmission	75,902	313	(2,678)	73,537
Cost of equipment	33,095	—	—	33,095
Subscriber acquisition costs	434,482	85,491	—	519,973
Sales and marketing	222,773	15,233	(8,193)	229,813
Engineering, design and development	53,435	31	(4,851)	48,615
General and administrative	238,738	59	(29,933)	208,864
Depreciation and amortization (a)	267,880	—	—	267,880
Share-based payment expense (b)	—	—	53,369	53,369

Total operating expenses	$2,338,407	$277,258	$—	$2,615,665

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the year ended December 31, 2011 was $59,000.

(b) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$6,185	$27	$—	$6,212
Customer service and billing	1,484	18	—	1,502
Satellite and transmission	2,659	19	—	2,678
Sales and marketing	8,166	27	—	8,193
Engineering, design and development	4,820	31	—	4,851
General and administrative	29,874	59	—	29,933

Total share-based payment expense	$53,188	$181	$—	$53,369

ARPU - is derived from total earned subscriber revenue, net advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the merger of Sirius and XM. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2012	2011	2012	2011

Subscriber revenue (GAAP)	$774,466	$672,498	$2,962,665	$2,595,414
Add: net advertising revenue (GAAP)	22,438	20,077	82,320	73,672
Add: other subscription-related revenue (GAAP)	61,299	57,561	237,868	231,902
Add: purchase price accounting adjustments	67	145	228	3,659

	$858,270	$750,281	$3,283,081	$2,904,647

Daily weighted average number of subscribers	23,612,076	21,542,690	22,794,170	20,903,908

ARPU	$12.12	$11.61	$12.00	$11.58

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense and purchase price accounting adjustments associated with the merger of Sirius and XM, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit associated with incremental share-based payment arrangements recognized at the merger date. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2012	2011	2012	2011

Customer service and billing expenses (GAAP)	$82,346	$67,052	$294,980	$259,719
Less: share-based payment expense, net of purchase price accounting adjustments	(521)	(425)	(1,847)	(1,502)
Add: purchase price accounting adjustments	—	—	—	18

	81,825	66,627	293,133	258,235

Daily weighted average number of subscribers	23,612,076	21,542,690	22,794,170	20,903,908

Customer service and billing expenses, per average subscriber	$1.16	$1.03	$1.07	$1.03

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2012	2011	2012	2011

Cash Flow information
Net cash provided by operating activities	$293,233	$214,996	$806,765	$543,630
Net cash used in investing activities	(23,773)	(23,190)	(97,319)	(127,888)
Net cash used in financing activities	(304,785)	(22,408)	(962,491)	(228,443)
Free Cash Flow
Net cash provided by operating activities	$293,233	$214,996	$806,765	$543,630
Additions to property and equipment	(23,747)	(22,364)	(97,293)	(137,429)
Restricted and other investment activity	(26)	(826)	(26)	9,541

Free cash flow	$269,460	$191,806	$709,446	$415,742

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding share-based payment expense and purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2012	2011	2012	2011

Subscriber acquisition costs (GAAP)	$126,683	$116,771	$474,697	$434,482
Less: margin from direct sales of radios and accessories (GAAP)	(9,808)	(9,457)	(41,690)	(37,956)
Add: purchase price accounting adjustments	21,176	21,404	90,503	85,491

	$138,051	$128,718	$523,510	$482,017

Gross subscriber additions	2,553,489	2,326,174	9,617,771	8,696,020

SAC, per gross subscriber addition	$54	$55	$54	$55

###

About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has 23.9 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of audio entertainment; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; failure of third parties to perform; and our substantial indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

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E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com